Exhibit 23.6

CONSENT

I, Steven Gaspar, hereby consent to be named in the Form SB-2/A-1 of VHM Videomoviehouse.com Inc. as a director/officer nominee to be filed with the United States Securities and Exchange Commission.

Dated: January 7, 2002

/s/ Steven Gaspar
Steven Gaspar